Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., NOVEMBER 7, 2012 – iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the third quarter ended September 30, 2012.

“We’re pleased to see things moving in the right direction across a number of fronts with our core Open Mobile platform and global Wi-Fi businesses as we delivered another quarter of strong user growth and customer wins. We’ve reached an important milestone where more than 60% of the iPass platform revenue and more than one-third of our Wi-Fi network revenue are now driven by Open Mobile with visibility for Wi-Fi revenue to grow again in total,” said Evan Kaplan, president and CEO of iPass. “The global demand for Wi-Fi roaming continues to gain momentum and importance with carriers and subscribers worldwide and we’re seeing solid adoption of our unique OMX Wi-Fi roaming platform.”

“We delivered a solid quarter of positive adjusted EBITDA and positive free cash flow as the economic flywheel of Open Mobile begins to take hold,” said Steven Gatoff, senior vice president and CFO of iPass. “As we head into the fourth quarter, we continue to focus on driving value for our stockholders and are on track to deliver on our commitment of positive adjusted EBITDA and free cash flow generation for the full-year 2012.”

iPass reported revenues of $30.8 million for Q3 2012 compared to $32.2 million for Q2 2012.

iPass reported a GAAP net loss of $0.8 million for Q3 2012 compared to a GAAP net loss of $0.9 million for Q2 2012. Adjusted EBITDA was $0.7 million for Q3 2012 compared to $0.4 million for Q2 2012.

Operating Highlights

Mobility Services:

Strong Continued User Growth in Open Mobile Enterprise Business (iPass OME):

•

Grew Open Mobile Wi-Fi Network users by approximately 21% sequentially despite the seasonally lower summer quarter, to end Q3 with 32,000 Open Mobile Wi-Fi network users which comprised approximately 36% of total Wi-Fi Network users.

•

Grew Active monetized users on the Open Mobile platform to 293,000 at September 30, 2012, a growth of more than 38% sequentially from June 30, 2012. This represents approximately 50% of the total number of Active monetized platform users at September 30, 2012, compared to 5% in the prior year.

•	Grew Gross Open Mobile Enterprise monetized platform users to approximately 758,000 at September 30, 2012, an increase of 54% or 267,000 users from June 2012.

•

Delivered sixth sequential quarter of growth in Open Mobile-driven Wi-Fi Network revenue and achieved greater visibility to near-term growth in total company Wi-Fi Network revenue. Open Mobile-driven Wi-Fi Network revenue represented approximately 34% of total Wi-Fi Network revenue in Q3 2012.

•

Signed more than 80 enterprise customers onto Open Mobile during the quarter, including Fujitsu, Nestle, Abeam Consulting, Laureate Education, Sumitomo Electric, Forrester, BMC, Sabic, Xilinx, Verimetrix, Thermo Fisher, Cisco, Kraft Foods, Affymetrix, Harmonic, Australia Post, Enel, John Holland, Mellanox, and BoConcept.

•

Recently partnered with Singapore Telecommunications Limited (SingTel), a leading Asia-Pac communications provider, to offer Wi-Fi roaming services to enterprises in Singapore and across Asia using iPass Open Mobile.

•

Expanded our Open Mobile enterprise offerings by launching end-user billing and payment capabilities which enables enterprise customers to offer a compelling IT-sponsored global Wi-Fi service to their mobile workforce. This new service offering pioneers a simple way for enterprise IT departments with Bring Your Own Device (BYOD) programs to offer employees a direct credit card billing option for seamless global Wi-Fi access on smartphones and tablets.

•

Continued to deliver version upgrades to our Open Mobile client, with features including International Inflight Support on select transcontinental flights and Connection Quality Advisor and Speed Test allowing users visibility to the quality and capability of their Internet connection. Recent client version launches also include support for devices running Windows 8 or Windows RT, further expanding our coverage of the BYOD market under our connectivity management portfolio.

Continued Momentum in iPass Open Mobile Exchange (iPass OMX):

•

Continued to build-out the iPass OMX Wi-Fi ecosystem by signing new platform relationships with large global carrier and network partners including mobile operators and telecommunication service providers; iPass continues to play a central role in defining the role of global Wi-Fi and the business model with leading industry players, further positioning the company to capitalize on the highly attractive and fast-growing global Wi-Fi mobility market opportunities.

•

Added 4 large new carriers to iPass OMX during the quarter, including providers in the Middle East, China and Greater Asia, as well as AlwaysOn, South Africa’s largest Wi-Fi provider, to provide their subscribers with global Wi-Fi data roaming and zero click access to the world’s largest commercial Wi-Fi network.

•

Recently announced that Etisalat, the Middle East’s largest telecom operator with over 167 million subscribers in its markets, joined iPass OMX to offer their consumer customers global Wi-Fi data roaming services.

•	OMX partners Zain Kuwait and China Telecom launched their first global Wi-Fi data roaming solutions based on iPass OMX, to their subscriber base.

Expansion of Market-Leading iPass Global Wi-Fi Network:

•

Nearly doubled the iPass global Wi-Fi network footprint since the beginning of 2012. iPass has the largest global commercial Wi-Fi hotspot network with more than 1.1 million hotspots in over 110 countries globally; this unique asset includes leading strategic Wi-Fi venues covering over 90% of world’s top 100 airports, convention centers, commercial airlines, hotels, restaurants, retail and small business locations with infrastructure that is integrated with more than 140 leading global Wi-Fi operators.

•

Focused key resources on driving end-user Wi-Fi experience through new footprint monitoring and hotspot quality control where guiding user experience to reliable, fast, and secure networks improves the iPass value proposition, especially around intelligent connectivity.

Managed Network Services:

Consistent Revenue Growth at iPass Managed Network Services (iPass MNS):

•

Grew revenue by approximately 13% year-over-year through continued customer growth with iPass’ high bandwidth, highly available WAN Connect VPN, managed Broadband and managed Wi-Fi solutions in the financial, insurance, retail and healthcare markets.

•	Continued traction with MNS’ managed Wi-Fi service offering including support for an in-store Wi-Fi network for a large nationwide clothier with over 700 locations.

•	Recently signed a long-term renewal with Sterling Jewelers for value-add MNS services across their 1,300 nation-wide retail footprint.

•	Ended Q3 2012 with more than 23,600 endpoints at Branch/Retail customers in North America, an increase of 6% since the end of Q3 2011.

Financial Highlights

(unaudited; in millions)	Q3’12	Q2’12
Revenue:
Mobility Services(1)	$22.4	$23.9
Network Revenue	16.0	18.0
Platform Revenue	5.3	5.4
Other Fees	1.1	0.5
Managed Network Services	8.4	8.3

Total Revenue	$30.8	$32.2
GAAP Net Loss	$(0.8)	$(0.9)
Adjusted EBITDA (2)	$0.7	$0.4
Cash and Cash Equivalents (Period End)	$26.5	$25.3

Shares of Common Stock Outstanding (Period End)	61.3	61.0

(1)	iPass Mobility Services includes (i) the company’s Enterprise Mobility Services business (which consists of its iPass Open Mobile Enterprise offering and the legacy Mobile Office offering), and (ii) the iPass Open Mobile Exchange offerings (“iPass OMX”). iPass OMX revenue of approximately $0.2 million for both Q3 2012 and Q2 2012 are included in Mobility Services revenue.
(2)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Selected Operating Metrics

AVERAGE MONTHLY MONETIZED USERS:

	Q3’12	Q2’12
Total Users (1)	629,000	584,000
Total Network Users	112,000	131,000
Total Platform Users	590,000	545,000

Open Mobile Users: (1)
Wi-Fi Network Users	27,000	22,000
Platform Users:
Active (2)	270,000	176,000
Gross (3)	689,000	437,000

Legacy Users: (1)
Wi-Fi Network Users	54,000	76,000
Other Network Users (4)	31,000	33,000
Platform Users	320,000	369,000

NETWORK GROSS MARGIN:(5)	48.6%	47.5%

(1)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and/or platform services across both its legacy Mobile Office offering and new Open Mobile Enterprise offerings. The AMMU number represents the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for total users that may be active users of both Network and Platform services in a given month.
(2)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.
(3)	Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.
(4)	Represents users of dial-up and 3G networks.
(5)	Network Gross Margin is defined as (Mobility Network Revenue plus MNS Revenue less Network Access Costs) divided by (Mobility Network Revenue plus MNS Revenue).

Q4 2012 Guidance

For the fourth quarter of 2012 ending December 31, 2012, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$28 – 32 million

Adjusted EBITDA Income / (Loss) (1)	$(1.25) – 0.25 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the fourth quarter of 2012 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).

The conference call will be accessible by telephone, toll-free at 888-417-8533 or direct dial at 719-325-2329 with a participant confirmation code of 5453220. The conference call will also be available live via webcast on the Company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its fourth quarter 2012 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until December 31, 2012. The confirmation code for the replay is 5453220.

Upcoming Investor Conferences

iPass management will be presenting at the IDEAS Investor Conference on November 14, 2012 in Dallas, at the LD Micro Conference on December 5, 2012 in Los Angeles, and at the Needham Growth Conference in January 2013 in New York. Evan Kaplan, president and CEO and Steven Gatoff, senior vice president and CFO of iPass, will provide an overview of the company’s business, growth strategy and financial fundamentals.

Upcoming Industry Wi-Fi Conferences

iPass management will also be presenting at the Wireless Broadband Alliance Wi-Fi Global Conference, the world’s largest carrier grade Wi-Fi event that brings together over 300 industry leaders, on November 7 and 8, 2012 in San Francisco. Evan Kaplan, president and CEO, Steve Livingston, Senior Vice President of Carrier Development and Marcio Avillez, Vice President of Network Services, will be providing insights on the growing role of Wi-Fi and participating in defining operator strategies.

iPass management will also be present at the Mobile Roaming World Summit November 13-14, 2012 in London along with leading service provider operators providing insights and contributing to the emerging Wi-Fi roaming business models through the strong and continued growth in mobile data usage, Wi-Fi roaming, LTE, roaming in M2M, and multi-IMSI solutions bundling.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations and belief that it has achieved greater visibility to near-term growth in total company Wi-Fi network revenue, that global demand for Wi-Fi continues to gain momentum and importance with carriers and subscribers, that it is on track to deliver on its commitments for positive Adjusted EBITDA and positive free cash flow, that it is further positioned to capitalize on the highly attractive and fast-growing global Wi-Fi mobility market opportunities and iPass’ projections of its fourth quarter 2012 financial results under the caption “Q4 2012 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of the legacy Mobile Office product may negatively impact customer retention and mobility revenues; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices; the risk that demand for mobility services does not grow as iPass expects; the risk of facing strong competition in the market for mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry; and the risk that a meaningful portion of iPass business is international, which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 7, 2012, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). The company considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With more than 1.1 million Wi-Fi hotspots across 113 countries and territories, iPass gives its customers always-on, frictionless connectivity anywhere in the world – simply, securely and cost effectively. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

+1 650-232-4110

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2012	December 31, 2011
Assets

Current assets:
Cash and cash equivalents	$26,500	$25,439
Accounts receivable, net of allowance for doubtful accounts of $1,071 and $1,605, respectively	19,395	21,307
Prepaid expenses and other current assets	5,651	5,938

Total current assets	51,546	52,684

Property and equipment, net	6,516	4,013
Intangible assets, net	-	169
Other assets	4,699	6,239

Total assets	$62,761	$63,105

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$8,090	$8,701
Accrued liabilities	9,856	9,502
Deferred revenue, short-term	3,871	3,852

Total current liabilities	21,817	22,055

Deferred revenue, long-term	2,987	3,134
Other long-term liabilities	531	469

Total liabilities	$25,335	$25,658

Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	212,527	209,624
Accumulated deficit	(175,162)	(172,236)

Total stockholders’ equity	37,426	37,447

Total liabilities and stockholders’ equity	$62,761	$63,105

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$30,818	$34,411	$96,356	$106,326

Cost of revenues and operating expenses:
Network access costs	12,574	15,647	41,049	50,249
Network operations	5,126	5,427	15,932	16,845
Research and development	3,300	3,715	10,447	10,843
Sales and marketing	4,547	5,350	14,981	16,053
General and administrative	5,645	5,092	16,147	15,120
Restructuring charges (benefits) and related adjustments	10	(7)	16	(162)
Amortization of intangible assets	50	60	169	179

Total cost of revenues and operating expenses	31,252	35,284	98,741	109,127

Operating loss	(434)	(873)	(2,385)	(2,801)

Interest income	4	5	10	104
Foreign exchange gains (losses), net	(66)	66	(129)	(395)

Loss before income taxes	(496)	(802)	(2,504)	(3,092)
Provision for income taxes	275	1	422	246

Net loss	$(771)	$(803)	$(2,926)	$(3,338)

Comprehensive Loss	$(771)	$(803)	$(2,926)	$(3,338)

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.05)	$(0.06)

Weighted average number of common shares outstanding - Basic and Diluted (1)	61,094,346	58,776,585	60,450,920	58,346,859

(1) Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since the effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,926)	$(3,338)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Stock-based compensation	1,781	1,348
Amortization of intangible assets	169	179
Depreciation and amortization	1,660	1,731
Loss on disposal of property and equipment	3	87
Provision for (recovery of) doubtful accounts	(203)	369
Change in sales tax liability estimation	-	(395)
Changes in operating assets and liabilities:
Accounts receivable	2,115	1,469
Prepaid expenses and other current assets	787	439
Other assets	569	481
Accounts payable	(681)	(3,027)
Accrued liabilities	354	(3,915)
Deferred revenues	(128)	589
Other liabilities	62	(207)

Net cash provided by/(used in) operating activities	3,562	(4,190)

Cash flows from investing activities:
Purchases of property and equipment	(4,096)	(1,253)
Change in restricted cash pledged for letter of credit	471	286

Net cash used in investing activities	(3,625)	(967)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,194	708
Stock repurchase	(70)	-

Net cash provided by financing activities	1,124	708

Net increase/(decrease) in cash and cash equivalents	1,061	(4,449)
Cash and cash equivalents at beginning of period	25,439	30,746

Cash and cash equivalents at end of period	$26,500	$26,297

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$310	$490
Accrued amounts for acquisition of property and equipment	$458	$206

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended			Nine Months Ended

		September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$693	$377	$(272)	$1,104	$(1,348)
	(a) Interest income	4	3	5	10	104
	(b) Income tax expense	(275)	(10)	(1)	(422)	(246)
	(c) Depreciation of property and equipment	(505)	(532)	(531)	(1,660)	(1,731)
	(d) Amortization of intangible assets	(50)	(60)	(60)	(169)	(179)
	(e) Stock-based compensation	(637)	(615)	(392)	(1,781)	(1,348)
	(f) Restructuring (charges) benefits and related adjustments	(10)	(9)	7	(16)	162
	(g) Certain state sales and federal tax items and other discrete items	9	(35)	441	8	1,248

	GAAP Net Loss	$(771)	$(881)	$(803)	$(2,926)	$(3,338)

	Q4 2012 Guidance
II	Reconciliation of Q4 2012 Adjusted EBITDA Income (Loss) to GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Income (Loss) (1)	$(1.3)		$0.3
	(a) Income tax expense		(0.2)
	(b) Depreciation of property and equipment		(0.5)
	(c) Stock-based compensation		(0.6)

	GAAP Net Loss	$(2.6)		$(1.0)

(1) The Q4 2012 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.